UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On January 24, 2014, Intersections Inc. (“we,” “us,” “our” or the “Company”) received a notice (the “Notice”) from Capital One Services, LLC (formerly known as Capital One Services, Inc.), of its decision to terminate the Amended and Restated Marketing and Services Agreement dated April 20, 2007, as amended, among it, Capital One Bank (USA) (formerly known as Capital One Bank), and Capital One, National Association (collectively, “Capital One”) and the Company.  Pursuant to the Notice, the termination of the agreement will be effective no sooner than July 31, 2014.  Under the Notice, Capital One reserves the right to extend the date of termination of the agreement beyond July 31, 2014, and at a later time to notify us of the cancellation of existing subscriptions.

Our agreement with Capital One is an indirect arrangement.  Under most of our indirect marketing arrangements (including with Capital One), the clients may require us to cease providing services under existing subscriptions.  Our typical contracts for direct marketing arrangements, and some indirect marketing arrangements, provide that after termination of the contract we may continue to provide our services to existing subscribers, for periods ranging from two years to indefinite, substantially under the applicable terms in effect at the time of termination.

We estimate the current monthly revenue derived under the agreement with Capital One to be approximately $1 million per month as of December 2013, and declining subject to normal subscriber attrition.  This does not include revenue derived under a separate agreement with a Canadian affiliate of Capital One.  Our actual revenue for 2014 (and thereafter) derived through the Capital One relationship could vary materially from these estimates as a result of a number of factors, including any change in the effective date of termination of our agreement with Capital One and any change in, or earlier cancellation of, our ongoing services under existing subscriptions.

Statements in this report relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.”  Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation uncertainty regarding the impact of the termination of the Capital One agreement, the process for the cancellation of Capital One subscribers, the effect of the termination assistance by the Company requested by Capital One, the Company’s ability to re-deploy personnel and infrastructure to other clients, and the effect of changes in the Company’s subscriber base from other clients.  Additional factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission.  The Company undertakes no obligation to revise or update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 28, 2014

INTERSECTIONS INC.

By:	/s/ Madalyn Behneman
	Name:	Madalyn Behneman
	Title:	Principal Accounting Officer